SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)  July 8, 1999
                                                ---------------

                        WORLDWIDEWEB INSTITUTE.COM, INC.
             (Exact name of registrant as specified in its charter)



         Florida                    33-40808-A                   65-0260247
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(State or other jurisdiction      (Commission File             (IRS Employer
 or incorporation)                   Number)                 Identification No.)



         6245 N.W. 9th Avenue, Suite 201, Fort Lauderdale, Florida 33309
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code      (954) 776-8444
                                                   ---------------------------

               Spectrum Pharmaceutical Corp., 16910 Dallas Parkway
                         Suite 100, Dallas, Texas 75248
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          (Former name or former address, if changed since last report)




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ITEM 1.  Changes in Control of Registrant

          and

ITEM 2.  Acquisition or Disposition of Assets

         On July 2, 1999, the Agreement and Plan of Reorganization and Stock Purchase Agreement among Spectrum Pharmaceutical Corp. ("Acquiror"), the principal shareholder of the Acquiror, WorldWideWeb Institute, Inc. ("WorldWideWeb") and the shareholders of WorldWideWeb was completed. As part of the acquisition, the shareholders of WorldWideWeb acquired 5,025,000 shares of the Acquiror's Common Stock in exchange for all of the capital stock of WorldWideWeb and, in addition, acquired 1,815,000 shares of the Acquiror from the principal shareholder of the Acquiror, Halter Capital Corporation, in consideration for $350,000. As a result of this transaction, the shareholders of WorldWideWeb received an aggregate of 6,840,000 shares or approximately 89.6% of the total outstanding Common Stock of the Acquiror. The exchange of consideration involved resulted from arms-length bargaining and there was no previous relationship between the Acquiror and its principal shareholder and WorldWideWeb and its shareholders. The cash portion of the consideration was derived from personal funds.

         Following the acquisition, the officers and directors of the Acquiror are as follows:

         Name                                          Position
         ----                                          ---------
Smiley Sansoni                    -        President, Chief Executive Officer
                                           and Director
Dana Williams                     -        Secretary and Director
Mira Y. Delane                    -        Treasurer and Director
James Brett Hudson                -        Vice President and Director
Ernest D. Chu                     -        Chief Financial Officer and Director

         WorldWideWeb Institute.com, Inc. will provide consulting, installation, design and maintenance of custom designed web sites and electronic commerce Internet solutions for small to medium sized businesses. The Company is a sales, marketing, advertising on-line program offering small to medium sized business their own corporate web site by which they can realize significant savings in terms of labor services and products that they would purchase.

         WorldWideWeb Institute.com, Inc. specializes in web site hosting, state of the art design and development of basic to high-end web sites. The Company has developed a model to gain substantial market share in the marketing, design production and hosting of basic sites. The Company has developed an advantageous marketing approach of "free" web site development, which bundles state of the art site development and many other services for the equivalent of only one year of hosting, paid in advance. The Company has corporate offices in Fort Lauderdale, Florida, Toronto, Canada and Melbourne, Australia and maintains independent sales organizations in New Jersey, Tamarac and Miami, Florida.



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         The Company's strategy is to become the first in providing turnkey Web services and assistance by implementing the special functionality necessary to develop successful, commercial web sites.

         The Company intends to position itself as a leading supplier of Internet Web development services, with products and services that address the Internet Web Development life cycle from development through deployment and utilization. The Company utilizes the latest technology relating to commercial Internet Web sites including hosting, co-location, security, traffic monitoring and marketing.

         Effective July 30, 1999, the Acquiror changed its name to WorldWideWeb Institute.com, Inc.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

         (a)      Financial Statements and Pro Forma Financial Information

                  As of the date of filing the Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7. In accordance with the Item 7(a)(4) of Form 8-K, such audited financial statements shall be filed by amendment to this Form 8-K no later than September 6, 1999.


         (b)      Exhibits.

                  2.1 Agreement and Plan of Reorganization and Stock Purchase Agreement dated July 2, 1999.

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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.


                                  WORLDWIDEWEB INSTITUTE.COM, INC.

                                  By: /s/ Ernest D. Chu
                                  Name: Ernest D. Chu
                                  Title: Chief Financial Officer


Dated: August 2, 1999



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